UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2010
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Trustmark Corporation (Trustmark) held its annual shareholders’ meeting on May 11, 2010, at which three proposals were submitted to Trustmark’s shareholders.  The proposals are described in detail in Trustmark’s proxy statement for the annual meeting filed with the Securities and Exchange Commission on April 2, 2010.  The final results for the votes regarding the proposals are set forth below.

Proposal #1:  Trustmark’s shareholders elected the 12 directors named below to serve until the 2011 annual shareholders’ meeting or until their successors have been elected and qualified.  The votes cast for each of the 12 directors, who constitute the entire Board of Directors of Trustmark following the meeting, are set forth below:

	For	Withheld	Broker Non-Votes
Adolphus B. Baker	45,869,022	1,014,466	8,742,760
Fred E. Carl, Jr.	46,010,560	872,928	8,742,760
William C. Deviney, Jr.	44,605,068	2,278,420	8,742,760
Daniel A. Grafton	45,853,257	1,030,231	8,742,760
Richard G. Hickson	44,062,275	2,821,213	8,742,760
Gerard R. Host	44,633,265	2,250,223	8,742,760
David H. Hoster II	46,019,739	863,749	8,742,760
John M. McCullouch	45,861,253	1,022,235	8,742,760
Richard H. Puckett	44,584,101	2,299,387	8,742,760
R. Michael Summerford	45,862,125	1,021,363	8,742,760
LeRoy G. Walker, Jr.	45,996,496	886,992	8,742,760
William G. Yates III	43,702,342	3,181,146	8,742,760

Proposal #2:   Trustmark’s shareholders approved an amendment of the Trustmark Corporation 2005 Stock and Incentive Compensation Plan to revise the definition of “performance goals” for purposes of Section 162 (m) of the Internal Revenue Code.  The votes regarding Proposal #2 were as follows:

For	Against	Abstentions	Broker Non-Votes
43,416,363	2,445,544	1,021,581	8,742,760

Proposal #3:  Trustmark’s shareholders ratified the selection of KPMG LLP as Trustmark’s independent auditors for the fiscal year ending December 31, 2010.  The votes regarding Proposal #3 were as follows:

For	Against	Abstentions	Broker Non-Votes
53,070,072	1,766,832	789,343	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	May 14, 2010